Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-233510, 333-239249, 333-250138, 333-258744 and 333-267586) and Form F-3 (Nos. 333-233724, 333-235368, 333-236030, 333-233976, 333-237629, 333-253983 and 333-267580) of Alarum Technologies Ltd. of our report dated March 31, 2023 relating to the financial statements of Alarum Technologies Ltd. (formerly Safe-T Group Ltd.), which appears in this Form 20-F.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited
Tel Aviv, Israel
March 31, 2023